Exhibit 99.1

Nuvve Provides Fourth Quarter and Full Year 2025 Financial Update
Investor Conference Call to be Held Today at 5:00 PM Eastern Time (2:00 PM PT)

SAN DIEGO, CA - March 31, 2026 — Nuvve Holding Corp. (Nuvve) (Nasdaq: NVVE), a global leader in advanced energy storage, grid modernization solutions and vehicle-to-grid (V2G) technology, today provided a fourth quarter and full-year 2025 financial update.
 Fourth Quarter Highlights and Recent Developments

•We raised $8.1 million in gross proceeds through a private preferred stock offering, warrants exercises and debt obligations during the fourth quarter of 2025 to support our operations and growth initiatives
•Total revenues were $1.9 million for the fourth quarter of 2025 compared to $1.8 million for the fourth quarter 2024
•Gross profit margins were 24.2% for the fourth quarter of 2025 compared to 15.8% for the fourth quarter 2024
•Cash operating losses were $1.5 million in the fourth quarter 2025 compared to $4.9 million the fourth quarter 2024
•Reduced operating expenses excluding cost of sales and inventory impairment by $2.2 million in the fourth quarter of 2025 to $3.7 million compared to $5.9 million in the fourth quarter of 2024
•We had $5.5 million in cash and cash equivalents as of December 31, 2025 compared to $0.4 million at December 31, 2024.

Management Discussion

Gregory Poilasne, Chief Executive Officer of Nuvve, said,“ We were disappointed with the slowdown of EV adoption in the school bus market and the decline in revenues in 2025. We previously announced that we have pivoted our business strategy towards stationary storage aggregation services, and have seen an increase in our pipeline and backlog for stationary battery projects which we anticipate will accelerate the scaling of our platform in North America, Europe and Japan.”

2025 Fourth Quarter Financial Review

Total revenue was $1.95 million for the three months ended December 31, 2025, compared to $1.79 million for the three months ended December 31, 2024. The increase in revenue was attributed to increase in products due to higher customers sales orders and shipments, and increase in grants revenue, partially offset by decrease in services revenue. Products and services revenue for the three months ended December 31, 2025 consisted of sales of DC and AC Chargers of about $1.39 million, grid services revenue of $0.01 million, and engineering services of $0.34 million, compared to sales of DC and AC $1.18 million, grid services of $0.01 million, and engineering services of $0.51 million for the three months ended December 31, 2024. The decrease in service revenue is due to the absence of management fees earned related to the Fresno EV infrastructure project. We stopped accruing management fees earned for the Fresno EV infrastructure project during the second quarter of 2025.

Cost of product and service revenues was $1.46 million for the three months ended December 31, 2025, compared to $1.50 million for the three months ended December 31, 2024, a 2.8% decrease. Products and services margins for the three months ended December 31, 2025 increased by 4.5% to 16.0%, compared to 11.5% for the same prior year period. Margin was positively impacted by a higher mix of hardware charging stations sales and a lower mix of engineering services.

During the fourth quarter of 2025, we determined that certain 125 kW V2G DC Chargers held in inventory and purchased from our former third party supplier were not conforming to our commercial product reliability standards and they would no longer be offered for sale domestically. Given the commercial reliability issues with those DC chargers, we recognized a total inventory impairment charge of $3.47 million, reducing the carrying value of those inventories to zero. The inventory impairment loss is presented as a separate line item in the consolidated statements of operations due to its significance.

Selling, general and administrative expenses consist of selling, marketing, payroll, administrative, finance, and professional expenses. Selling, general and administrative expenses were $3.0 million for the three months ended December 31, 2025, as compared to $5.1 million for the three months ended December 31, 2024, a decrease of $2.1 million, or 40.9%. The decrease during the three months ended December 31, 2025 was primarily attributable to decreases in compensation expenses of $1.7 million, including share-based compensation, decrease in public company related expenses of $0.6 million, decrease in travel-related expenses of $0.2 million, decrease in office related expenses of $0.2 million, decrease in information technology related expenses of $0.1 million, partially offset by increase in insurance related expenses of $0.4 million, and increase in legal expenses of $0.3 million.
Research and development expenses increased by $0.1 million, or 12.1%, from $0.8 million for the three months ended December 31, 2024 to $0.7 million for the three months ended December 31, 2025. The increases during the three months ended December 31, 2025 were primarily attributable to increases in compensation expenses and subcontractor expenses used to advance our platform functionality and integration with vehicles and stationary batteries.
Other income, net consists primarily of interest expense, change in fair value of convertible notes, change in fair value of warrants liability, sublease income and other income (expense). Other income (expense) was $0.38 million in other income for the three months ended December 31, 2025, compared to $0.52 million of other income for the three months ended December 31, 2024, a decrease of $0.14 million of income. The decrease during the three months ended December 31, 2025 was primarily attributable to the change in fair values of the convertible notes and warrants liability, partially offset by increases in sublease income related to the subleasing of part of our main office space, and interest expense on debt obligations.
Net loss was $6.3 million for the three months ended December 31, 2025, compared to $5.1 million for the three months ended December 31, 2024, an increase of $1.2 million or 23.7%. The increase in net loss was primarily due to a increase in operating expenses of $1.2 million, partially offset by decrease in other income, net of $0.1 million and increase in revenue of $0.16 million.
Net Loss Attributable to Non-Controlling Interest
Net loss attributable to non-controlling interest was $0.23 million and $0.03 million for the three months ended December 31, 2025 and 2024, respectively.
Net loss is allocated to non-controlling interests in proportion to the relative ownership interests of the holders of non-controlling interests in the entities.

Megawatts Under Management

Megawatts under management refers to the potential available charging capacity Nuvve is currently managing around the world.

Megawatts under management in the fourth quarter increased 7.2% over the third quarter of 2025, to 28.3 megawatts from 26.4 megawatts, and a 7.8% decrease compared to the fourth quarter of 2024. Stationary batteries we managed in California were decommissioned as they reached the end of their useful life. Our customer intends to replace these batteries in the future, and we are working with this customer to propose our battery aggregation services once their new batteries are installed. In Japan we elected to not continue the management of stationary batteries connected to our platform in partnership with Toyota Tsusho that we had managed for several years, given that expected future revenue generation was limited under our existing agreement. Instead we have focused our efforts in driving new business development efforts in Japan, with a focus on battery aggregation services for commercial and governmental customers throughout the country.

Conference Call Details
Nuvve will hold a conference call to review its financial results for the fourth quarter of 2025, along with other company developments at 5:00 PM Eastern Time (2:00 PM PT) today, Tuesday, March 31, 2026.

To participate in the call, please register for and listen via a live webcast, available in the ‘Events' section of Nuvve’s investor relations website at https://investors.nuvve.com/. In addition, a replay of the call will be made available for future access.
About Nuvve Holding Corp.
Nuvve Holding Corp. (Nasdaq: NVVE) is a global leader in the electrification of the planet, beginning with transportation, through its intelligent energy platform. Combining the advanced vehicle-to-grid (V2G) technology and an ecosystem of electrification partners, Nuvve dynamically manages power among electric vehicle (EV) batteries and the grid to deliver new value to EV owners, accelerate the adoption of EVs, and support the world’s transition to clean energy. By transforming EVs into mobile energy storage assets and networking battery capacity to support shifting energy needs, Nuvve is making the grid more resilient, enhancing sustainable transportation, and supporting energy equity in an electrified world. Since its founding in 2010, Nuvve has successfully deployed V2G on five continents and offers turnkey electrification solutions for fleets of all types. Nuvve is headquartered in San Diego, California, and can be found online at nuvve.com.

Nuvve and associated logos are among the trademarks of Nuvve and/or its affiliates in the United States, certain other countries and/or the European Union. Any other trademarks or trade names mentioned are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "aims," "anticipates," "plans," "looking forward to," "estimates," "projects," "assumes," "guides," "targets," "forecasts," "continue," "seeks" or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements concerning Nuvve’s expectations, plans, intentions, strategies, prospects, business plans, product and service offerings, new deployments, potential project successes, expected timing of recently announced projects, anticipated growth of various business areas and other statements that are not historical facts. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, https://investors.nuvve.com or on request from Nuvve. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Nuvve’s filings with the SEC. Such forward-looking statements speak only as of the date made, and Nuvve disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Nuvve Investor Contact
investorrelations@nuvve.com
+1 (619) 483-3448

Nuvve Press Contacts
press@nuvve.com
+1 (619) 483-3448

FINANCIAL TABLES FOLLOW
 NUVVE HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2025	December 31, 2024
Assets
Current Assets
Cash	$5,467,250	$371,497
Restricted cash	320,000	320,000
Accounts receivable, net	1,094,651	2,148,198
Inventories	800,819	4,591,902
Prepaid expenses	883,301	494,986
Deferred costs	709,286	417,290
Due from related party	574,503	—
Other current assets	1,184,704	931,244
Total Current Assets	11,034,514	9,275,117
Property and equipment, net	618,444	613,958
Intangible assets, net	1,065,705	1,062,766
Goodwill	96,000	—
Investment in equity securities	—	670,951
Investment in leases	98,321	101,415
Right-of-use operating lease assets	3,779,757	4,493,360
Deferred costs - noncurrent	594,558	564,558
Security deposit, long-term	105,782	15,687
Total Assets	$17,393,081	$16,797,812

Liabilities and Equity
Current Liabilities
Accounts payable	$3,406,969	$1,882,357
Accrued expenses	1,842,722	3,393,205
Deferred revenue - current	1,022,453	506,496
Debt -term loan	—	1,609,928
Due to related party - promissory notes - current	1,113,564	562,241
Convertible notes - current	616,179	2,475,162
Operating lease liabilities - current	860,130	914,800
Other liabilities	2,340	6,969
Customer deposits	918,631	—
Total Current Liabilities	9,782,988	11,351,158

Operating lease liabilities - noncurrent	3,558,659	4,254,173
Deferred revenue - noncurrent	874,779	771,747
Due to related party - promissory notes - noncurrent	—	840,500
Warrants/investment rights liability	474,023	699,087
Other long-term liabilities	172,089	170,794
Total Liabilities	14,862,538	18,087,459

Commitments and Contingencies
Mezzanine equity
Series A Convertible Preferred stock, $0.0001 par value, 35,000 shares authorized, 6,000 issued and outstanding at December 31, 2025, and zero shares issued and outstanding at December 31, 2024; aggregate liquidation preference of $6,000,000 and $0 at December 31, 2025 and December 31, 2024, respectively	4,958,840	—
Stockholders’ Equity
Preferred Class A units, zero par value,4,900,000 shares authorized; 4,900,000 units issued and outstanding at December 31, 2025, and zero units issued and outstanding at December 31, 2024, respectively	166,698	—
Series 3 J-Kiss units, zero par value,100,000,000 shares authorized; 10,090 units issued and outstanding at December 31, 2025, and zero units issued and outstanding at December 31, 2024, respectively	615,960	—
Class B units,zero par value, 2,500,000 units authorized; 300,000 units issued and outstanding at December 31, 2025, and zero units issued and outstanding at December 31, 2024, respectively	300,000	—
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; zero shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.0001 par value, 400,000,000 shares authorized; 2,069,882 shares issued and 2,069,840 shares outstanding at December 31, 2025; 22,624 shares issued and 22,582 shares outstanding at December 31, 2024.	11,758	6,408
Treasury stock, at cost, 42 shares outstanding at December 31, 2025; 42 shares outstanding at December 31, 2024.	—	—
Additional paid-in capital	193,616,119	164,285,336
Accumulated other comprehensive income	38,041	46,494
Accumulated deficit	(196,421,627)	(165,599,076)
Nuvve common stockholders’ deficit	(1,673,051)	(1,260,838)
Non-controlling interests	(755,246)	(28,809)
Total Nuvve stockholders’ deficit	(2,428,297)	(1,289,647)
Total mezzanine equity	4,958,840	—
Total Liabilities, Nuvve stockholders' deficit and mezzanine equity	$17,393,081	$16,797,812

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenue
Products	$1,391,133	$1,179,078	$3,046,150	$2,568,573
Services	349,317	520,742	1,188,581	2,307,679
Grants	209,411	86,255	559,211	409,977
Total revenue	1,949,861	1,786,075	4,793,942	5,286,229
Operating expenses
Cost of products	1,141,168	1,121,542	2,418,237	2,124,506
Cost of services	320,823	382,769	503,039	1,410,051
Inventory impairment loss	3,469,895	—	3,469,895	—
Selling, general, and administrative	3,028,635	5,126,547	26,752,318	17,671,110
Research and development	674,310	767,558	3,830,533	4,540,993
Total operating expenses	8,634,831	7,398,416	36,974,022	25,746,660

Operating loss	(6,684,970)	(5,612,341)	(32,180,080)	(20,460,431)
Other income
Interest expense, net	(235,465)	(544,653)	(1,955,781)	(767,373)
Change in fair value of convertible notes	(79,912)	444,656	(140,575)	444,656
Change in fair value of warrants/investment rights liability	266,601	1,019,946	940,500	3,662,370
Change in fair value of derivative liability	—	—	—	(3,626)
Other, net	425,036	(404,825)	1,785,948	(300,408)
Total other (expense) income, net	376,260	515,124	630,092	3,035,619
Loss before taxes	(6,308,710)	(5,097,217)	(31,549,988)	(17,424,812)
Income tax (benefit) expense	(1,000)	1,600	(1,000)	1,600
Net loss	$(6,307,710)	$(5,098,817)	$(31,548,988)	$(17,426,412)
Less: Net loss attributable to non-controlling interests	(231,308)	(28,809)	(726,437)	(28,809)
Net loss attributable to Nuvve Holding Corp.	$(6,076,402)	$(5,070,008)	$(30,822,551)	$(17,397,603)
Net loss attributable to Nuvve Holding Corp. common stockholders	$(6,076,402)	$(5,070,008)	$(30,822,551)	$(17,397,603)

Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(6.38)	$(230.16)	$(75.65)	$(1,076.70)

Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	952,168	22,029	407,435	16,158

  NUVVE HOLDING CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$(6,307,710)	$(5,098,817)	$(31,548,988)	$(17,426,412)
Other comprehensive (loss) income, net of taxes
Foreign currency translation adjustments, net of taxes	(2,447)	(27,652)	(8,453)	(47,182)
Total Comprehensive income (loss)	$(6,310,157)	$(5,126,469)	$(31,557,441)	$(17,473,594)
Less: Comprehensive income (loss) attributable to non-controlling interests, net taxes	(231,308)	(28,809)	(726,437)	(28,809)
Comprehensive income (loss) attributable to Nuvve Holding Corp.	$(6,078,849)	$(5,097,660)	$(30,831,004)	$(17,444,785)
Comprehensive income (loss) attributable to Nuvve Holding Corp. common stockholders	$(6,078,849)	$(5,097,660)	$(30,831,004)	$(17,444,785)

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Years Ended December 31,
	2025	2024
Operating activities
Net loss	$(31,548,988)	$(17,426,412)
Adjustments to reconcile to net loss to net cash used in operating activities
Depreciation and amortization	329,500	337,971
Share-based compensation	2,432,132	2,620,127
Inventory impairment loss	3,469,895	—
Change in fair value of warrants liability	(940,500)	(3,263,697)
Change in fair value of convertible notes	140,575	(444,656)
Change in fair value of derivative liability	—	3,626
Fair value of warrants issued for cryptocurrency strategy consulting services	8,194,000	—
Loss on warrants issuance	—	305,065
Provision for credit losses	990,105	—
Gains from the sale of equity investment interest	(244,214)	—
Amortization of discount on debt and promissory notes	162,312	87,222
Noncash lease expense	721,870	357,118
Change in operating assets and liabilities
Accounts receivable	63,442	(148,299)
Inventory	321,188	1,297,551
Prepaid expenses and other assets	(1,190,901)	1,506,991
Accounts payable	1,524,612	196,413
Advance deposit from customer	918,631	—
Accrued expenses and other liabilities	(2,592,869)	(1,422,380)
Deferred revenue	622,083	259,026
Net cash used in operating activities	(16,627,127)	(15,734,334)
Investing activities
Cash used in acquisition	(340,200)	—
Purchase of property and equipment	(57,099)	(45,395)
Proceeds from sale of equity investment interest	915,165	—
Net cash provided by (used in) investing activities	517,866	(45,395)
Financing activities
Proceeds from debt and promissory notes obligations, net of issuance costs	9,422,198	6,470,500
Repayment of debt and promissory notes obligations	(3,323,948)	(654,655)
Payment of finance lease obligations	(8,267)	(10,074)
Proceeds from issuance of Class B units	300,000	—
Proceeds from exercise of warrants	4,296,407	155,060
Proceeds from convertible series A preferred, net of offering costs	4,958,840	—
Proceeds from common stock offering, including pre-funded warrants, net of offering costs	5,509,874	8,502,086
Proceeds from issuance of series 3 J-Kiss units	41,457	—
Net cash provided by financing activities	21,196,561	14,462,917
Effect of exchange rate on cash	8,453	(6,351)
Net decrease in cash and restricted cash	5,095,753	(1,323,163)
Cash and restricted cash at beginning of year	691,497	2,014,660
Cash and restricted cash at end of year	$5,787,250	$691,497

Supplemental Disclosure of cash information:
Cash paid for interest	$1,654,799	$563,345
Cash paid for income taxes	$1,600	$1,600

Supplemental Disclosure of Noncash Investing and Financing Activities:
Conversion of Notes and accrued interest to common shares	$8,903,712	$—
Payment of Promissory with Receivable	$283,578	$—
Issuance of preferred class A units for acquisition	$166,698	$—
Issuance of common shares in exchange for payment of promissory note	$277,786	$—
Issuance of Series 3 J-Kiss units in exchange for loan receivable	$574,503	$—